UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2022 (
December 13, 2022
)

Inhibitor Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 West Platt St.
,
Suite 200
Tampa
, FL
33606
(
888
)
841-6811
(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
449 South 12
th
Street,
Unit 1705
Tampa
, FL
33602
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.
Settlement of Derivative and Class Actions
As previously disclosed on July 9, 2019 and in the Current Report on Form
8-K
filed by Inhibitor Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on September 15, 2022, Hedgepath, LLC (“HPLLC”), a significant minority stockholder of the Company, filed a civil action in the Delaware Court of Chancery (the “Court”) captioned
Hedgepath, LLC v. Magrab, et al.
, C.A.
No. 2019-0529-JTL
(the “Action”) against certain of the Company’s current and former directors, and its President and Chief Executive Officer (the “Individual Defendants”), as well as the Company’s majority stockholder, Mayne Pharma Ventures Pty Ltd. (“Mayne Pharma”, and collectively with the Individual Defendants, the “Defendants”). The Company was named as a nominal defendant given the derivative nature of the claims. On December 3, 2019, HPLLC filed its Verified Amended and Supplemental Complaint (the “Complaint”). As previously disclosed in further detail by the Company, the Complaint asserts various claims, either directly on behalf of HPLLC or derivatively on behalf of the Company, for alleged breaches of fiduciary duty, violation of Delaware statute, waste, fraudulent misrepresentation, declaratory judgment, and dilution of stockholder equity arising out of transactions previously entered into between the Company and Mayne Pharma and Mayne Pharma’s relationship with the Company generally. The Complaint seeks unspecified damages and other relief. Additionally, on March 23, 2020, a Stockholder Class Action Complaint was filed in the Court by Company stockholder and purported class representative Samuel P. Sears purportedly on behalf of a class of certain holders of the Company’s common stock. That lawsuit, captioned
Sears v. Magrab
et al., C.A. No.
2020-0215-JTL
(the “Putative Class Action”), asserts claims against the same Defendants (with the exception of the Company), and the facts underlying the claims largely mirror those alleged in the Action. On December 10, 2020, the Court entered a stipulated Order coordinating the Action and the Putative Class Action (together, the “Coordinated Actions”).
On September 9, 2022, HPLLC, Sears, the Company, the Individual Defendants and Mayne Pharma entered into a Stipulation and Agreement of Compromise, Settlement, and Release, dated and filed with the Court (together with the exhibits thereto, the “Settlement Agreement”), which the Court approved, and the Settlement Agreement went into effect on December 13, 2022 (the “Effective Date”).
Pursuant to the Settlement Agreement, (i) the Defendants will cause $14,250,000 in cash (to be funded via Mayne Pharma’s director and officer insurance) to be paid to the Company (the “Cash Consideration”); (ii) Mayne Pharma will surrender all equity securities in the Company for cancellation, and will forgive certain debts it is owed by the Company; (iii) stock options and warrants held by the Individual Defendants will be cancelled; (iv) certain intellectual property licenses to and from the Company, on one hand, and Mayne Pharma, on the other, will be converted or terminated, with only certain obligations remaining in place; (v) each of the Individual Defendants will retire from their positions with the Company, including as members of the Company’s Board of Directors and management; (vi) the previously-disclosed Third Amended and Restated Supply and License Agreement, dated December 17, 2018, between the Company and Mayne will be cancelled, with the Company retaining a royalty on future net sales of SUBA-Itraconazole BCCNS in the United States subject to certain contingent payment obligations; and (vii) various releases will be exchanged among the parties to the Coordinated Actions. After the Effective Date, Mayne Pharma has also agreed it will remain amenable to discussing with the Company, in good faith, the potential licensing and/or sub-
licensing of the JHU Patents (as defined in the Settlement Agreement), for a commercially reasonable licensing fee, to the extent the Company seeks to engage in such discussions and that it will not take the position that the Company or persons affiliated with the Company, including Dr. Francis E. O’Donnell, Jr., are prohibited from developing or commercializing
Non-SUBA
Formulations of Itraconazole for any cancer or
non-cancer
indications. Nor shall Mayne Pharma take any action intended to restrict or limit the Company’s ability or efforts to develop or commercialize
Non-
SUBA Formulations of Itraconazole for any cancer or
non-cancer
indications.

Additionally, on the Effective Date, the Company and Mayne entered into a license agreement (the “License Agreement”) pursuant to which the Company grants Mayne a worldwide, royalty-free, nonexclusive, perpetual, irrevocable license to certain of the Company’s Patents (as defined in the License Agreement) to the extent they relate to or have potential application in connection with the Product (as defined in the License Agreement). Notwithstanding the foregoing, the Company has retained a royalty on future net sales of SUBA-Itraconazole BCCNS in the United States, subject to credit for previously paid advances of $3,000,000 by Mayne, after which any further royalty payments due to the Company will be paid in full.
Upon approval by the Court, the Coordinate Actions were deemed fully resolved and all asserted claims were dismissed with prejudice on the Effective Date.
Copies of the Settlement Agreement and License Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The foregoing description of the terms and provisions of the Settlement Agreement and License Agreement are a summary only and do not purport to be complete and are qualified in their entirety by reference to the full text of the Settlement Agreement and License Agreement, which text are incorporated herein by reference. Interested parties are encouraged to read the entire text of the Settlement Agreement and License Agreement carefully for further information.

Item 1.02.	Termination of a Material Definitive Agreement.
Due to the events described in Items 1.01 of this Current Report on Form
8-K,
the Company and Mayne Pharma terminated the Third Amended and Restated Supply and License Agreement.

Item 5.01	Changes in Control
Due to the events described in Items 1.01 and 5.02 of this Current Report on Form
8-K,
the Board of the Company has concluded that a change of control of the Company occurred on December 13, 2022.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Directors and Officers
On December 10, 2022, and in furtherance of the transactions contemplated by the Settlement Agreement, W. Mark Watson, Stefan J. Cross, Dr. R. Dana Ono, and Robert D. Martin (collectively, the “Resigning Directors”) gave notice of the Company of their resignation from the Board to be effective on December 13, 2022. The purpose of resignation of the Resigning Directors is in relation to the Settlement Agreement and not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Pursuant to the Settlement Agreement, the stock options and warrants held by the Resigning Directors were cancelled.
On December 10, 2022, and in furtherance of the transactions contemplated by the Settlement Agreement, Nicholas J. Virca and Garrison J. Hasara (collectively, the “Resigning Officers”) gave notice of the Company of their resignation from their officer positions to be effective on December 13, 2022. The purpose of resignation of the Resigning Officers is in relation to the Settlement Agreement and not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Pursuant to the Settlement Agreement, the stock options and warrants held by the Resigning Officers were cancelled.

Appointment of Directors and Officers
Francis E. O’Donnell
On December 13, 2022, the Board of the Company appointed Francis E. O’Donnell, Jr., M.D. as Executive Chairman of its Board and as Chief Executive Officer of the Company. Dr. O’Donnell will not serve as a member of any committee on the Board.
Below is Dr. O’Donnell’s biography:
Francis E. O’Donnell, Jr. M.D., age 72, is the founder of several specialty pharmaceutical companies. He is the founder of BioDelivery Sciences Int. Inc (BDSI:NASDAQ) and served in various leadership positions including President, CEO, Executive Chairman, and Chairman at the Company. BDSI was acquired by Collegium Pharmaceuticals in April 2022. He is also the founder of Repurposed Therapeutics, Inc (RPTI dba Defender Pharma). RPTI is a privately-held pharma company which has partnered with the Dept. of Defense and the National Aeronautical and Space Administration (NASA) to develop pharmaceuticals and chemical countermeasures to address unmet medical needs in operational personnel. Since September 2014, he has served as Executive Chairman. Dr. O’Donnell is also the founder of the Company where he served as Executive Chairman until 2016. Dr. O’Donnell is a graduate of the Johns Hopkins University (BS) and the JHU School of Medicine (MD). He received his specialty training at the Wilmer Ophthalmologic Institute. He is the former Professor and Chairman of the Dept. of Ophthalmology, St. Louis University School of Medicine. He served on the Board of Trustees of St. Louis University for over 17 years. He is an inventor or co-inventor
on over twenty patents, including patents assigned to the Company.
The Company believes Dr. O’Donnell is qualified to serve on the Company’s Board due to his extensive experience with biotech and public companies.
On December 13, 2022, pursuant to Dr. O’Donnell’s appointment as Executive Chairman of the Board and Chief Executive Officer, the Company entered into an employment agreement with Dr. O’Donnell (the “FEO Employment Agreement”). In addition to his duties as a director and officer of the Company, Dr. O’Donnell’s duties shall include clinical development, corporate development, intellectual property, and licensing. The FEO Employment Agreement is not for a definite time period, but rather, will continue until terminated in accordance with its terms. Pursuant to the FEO Employment Agreement, Dr. O’Donnell will earn $598,000 per year. This compensation shall be accrued until such time as the Settlement Agreement is filed and approved by the Delaware Chancery Court. Dr. O’Donnell shall also be entitled to a sign-on
bonus for his services related to the Change of Control of the Company. In addition, Dr. O’Donnell shall be eligible to receive a discretionary annual bonus based on his achievement of performance objectives as mutually agreed between Dr. O’Donnell and the Board. The FEO Employment Agreement further provides that Dr. O’Donnell is entitled to participate in any employee benefit plans that the Company has adopted or may adopt. Dr. O’Donnell will not receive any equity compensation in connection with his appointment as Executive Chairman and CEO of the Company.
The FEO Employment Agreement is terminable for “Cause” (as defined in the FEO Employment Agreement) or without “Cause” by the Company, and for “Good Reason” (as defined in the FEO Employment Agreement) or voluntarily by Dr. O’Donnell. In the event of Dr. O’Donnell death or disability, or termination for “Cause” by the Company or without “Good Reason” by Dr. O’Donnell,

Dr. O’Donnell (or his estate) is entitled to receive any unpaid base salary through the termination date, reimbursement for unreimbursed business expenses, accrued but unused vacation time in accordance with the Company’s policy and any other payments or benefits that Dr. O’Donnell as entitled to in accordance with any Company benefit plans (collectively, the “Accrued Benefits”). Upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Dr. O’Donnell will be entitled to receive an amount equal to two times the sum of his annual base salary and target annual bonus, in addition to all Accrued Benefits. Any outstanding unvested securities owned by Dr. O’Donnell on the termination date will vest (or terminate) in accordance with the terms of such grant.
The FEO Employment Agreement is qualified in its entirety by reference to the text of the FEO Employment Agreement, a copy of which is attached hereto as Exhibit 10.3. The FEO Employment Agreement contains standard covenants related to confidentiality, non-solicitation,
and
non-disparagement.
Dr. O’Donnell has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation
S-K.
There are no family relationships between Dr. O’Donnell and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and there are no arrangements or understandings between him and any other persons pursuant to which he was or is to be selected as an officer.
James A. McNulty, CPA
On December 13, 2022, the Board of the Company appointed James A. McNulty, CPA as Chief Financial Officer, Treasurer and Secretary of the Company.
Below is Mr. McNulty’s biography:
James A. McNulty, CPA, age 72, is the CFO of Mira Pharmaceuticals, a private-held biotech company. From January 2016 until it became public in November 2020, Mr. McNulty was the CEO of MYMD Pharmaceuticals, Inc. After leaving public accounting in 1998 after a
26-year
career in Tampa as founder of three CPA firms, he served as CFO in the biopharmaceutical industry including 15 years with BioDelivery Sciences International, Inc. (NASDAQ: BDSI). He served five years on the board as Lead Director/Audit Committee Chair of CV Sciences, Inc (OTC: CVSI). He has extensive experience in privately held companies, including five years as a Director of Quantum Technology Sciences, Inc. until its acquisition by a public company, and since 2000 as CFO of Hopkins Capital Group, an affiliation of limited liability companies which engage in venture activities primarily in the development of pharmaceuticals, including CFO of Defender Pharmaceuticals, Inc. He is a partner in Perfect Golf Event, LLC, an online organizer of over 4,000 charity golf events. Mr. McNulty’s career in accounting and consulting services includes expert testimony as a Certified Public Accountant, primarily in construction litigation and personal injury cases. He is a 1972 graduate of the University of South Florida.
On December 13, 2022, pursuant to Mr. McNulty’s appointment as Chief Financial Officer and Treasurer, the Company entered into an employment agreement with Mr. McNulty (the “JAM Employment Agreement”). The JAM Employment Agreement is not for a definite time period, but rather, will continue until terminated in accordance with its terms. Pursuant to the JAM Employment Agreement, Mr. McNulty will earn $200,000 per year. This compensation shall be accrued until such time as the Settlement Agreement is filed and approved by the Delaware Chancery Court. Mr. McNulty shall also be entitled to a sign-on
bonus for his services related to the Change of Control of the Company. In addition, Mr. McNulty shall be eligible to receive a discretionary annual bonus based on his achievement of performance objectives as mutually agreed between Mr. McNulty and the Board. The JAM Employment Agreement further provides that Mr. McNulty is entitled to receive a long-term incentive bonus and participate in any employee benefit plans that the Company has adopted or may adopt. Mr. McNulty will not receive any equity compensation in connection with his appointment as CFO of the Company.

The JAM Employment Agreement is terminable for any or no particular reason or cause, In the event of termination of the JAM Employment Agreement by either party, Mr. McNulty (or his estate) is entitled to receive any unpaid base salary through the termination date, reimbursement for unreimbursed business expenses, accrued but unused vacation time in accordance with the Company’s policy and any other payments or benefits that Mr. McNulty as entitled to in accordance with any Company benefit plans. Any outstanding unvested securities owned by Mr. McNulty on the termination date will vest (or terminate) in accordance with the terms of such grant.
The JAM Employment Agreement is qualified in its entirety by reference to the text of the JAM Employment Agreement, a copy of which is attached hereto as Exhibit 10.4. The JAM Employment Agreement contains standard covenants related to confidentiality, non-solicitation
and
non-disparagement.
Mr. McNulty has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation
S-K.
There are no family relationships between Mr. McNulty and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and there are no arrangements or understandings between him and any other persons pursuant to which he was or is to be selected as an officer.
Mr. Samuel J. Sears, Jr.
On December 13, 2022, the Board of the Company appointed Samuel J. Sears, Jr. as an independent member of its Board. Mr. Sears will serve as the Chairman of the Board’s compensation committee and as a member of the Board’s audit committee and nominating & corporate governance committee.
Mr. Sears (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director of the Company and (b) has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation
S-K.
Below is Mr. Sear’s biography:
Mr. Sears, age 79, has been a corporate attorney for over 40 years and is currently Of Counsel to the Boston law firm Cetrulo LLP, a position he has held since 2019; he was Managing Partner of that firm from 2006 through 2018. He was also Managing Partner of the Boston law firm Burns & Levinson from 1981 to 1993. Mr. Sears has extensive experience as a member of the Board of Directors of publicly owned corporations. He was a Director of Hedgepath Pharmaceuticals, Inc. (predecessor of the Company) and its predecessor, Commonwealth Biotechnologies, Inc. from 1998 to 2017, serving as Chairman of its Compensation Committee from 2012 to 2017. He has been a Director of six other publicly owned corporations, including, most recently, BioDelivery Sciences International, Inc. (Chairman of the Compensation Committee) from 2011 to 2017. Mr. Sears is a 1965 graduate of Harvard College and a 1968 graduate of Boston College Law School.
The Company believes Mr. Sears is qualified to serve on the Company’s Board due to his decades-long background in corporate law and breadth of experience as a director and Compensation Committee member/chair of publicly owned pharmaceutical companies.

Niraj Vasisht Ph.D.
On December 13, 2022, the Board of the Company appointed Niraj Vasisht, Ph.D. as an independent member of its Board. Dr. Vasisht will serve as the Chairman of the Board’s nominating & corporate governance committee and as a member of the Board’s audit committee and compensation committee.
Dr. Vasisht (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director of the Company and (b) has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation
S-K.
Below is Dr. Vasisht’s biography:
Niraj Vasisht, PhD, age 59, has been the Chairman of Board, President and CEO of Avior Bio Inc. since March 2018. He has over thirty years of experience in the pharmaceutical industry. Under his leadership, he built Avior into a clinical-stage, a manufacturing-integrated pharmaceutical company that is developing a treatment for pruritus and skin inflammation for patients suffering from chronic liver and kidney diseases. Before Avior, Dr. Vasisht was the Chief Technology Officer at BioDelivery Sciences (BDSI). He spent 13 years in multiple roles and oversaw the development, approval, and manufacturing of Belbuca
®
, Bunavail
®
, and Onsolis
®
for the US and ROW market addition. Before BDSI, he was the Director at Southwest Research Institute’, where he ran the pharmaceutical and nanomaterials business unit. At Southwest Research, he developed several drug delivery technologies and assisted the development of third-party commercial products, i.e., Citracal
®
,
Meg-3
®
, and Probuphine
®
. Dr. Vasisht received a bachelor’s in Chemical Engineering from the Indian Institute of Technology, India, and a Doctorate in Chemical Engineering from Rensselaer Polytechnic Institute. He has over 25 US patents and numerous publications and authored a book on Microencapsulation and Controlled Release.
The Company believes Dr. Vasisht is qualified to serve on the Company’s Board due to his extensive research and commercial-entity experience with formulation development, manufacturing compliance, as well as the creation, prosecution, and defense of pharma intellectual property.
Michelle Yanez, MBA
On December 13, 2022, the Board of the Company appointed Michelle Yanez, MBA as an independent member of its Board. Ms. Yanez will serve as the Chairman of the Board’s audit committee and as a member of the Board’s nominating & corporate governance committee and compensation committee.
Ms. Yanez (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director of the Company and (b) has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation
S-K.
Below is Ms. Yanez’ biography:
Michelle Yanez, age 51, is a senior financial executive with over 25 years of experience in public and privately held biotech, pharmaceuticals, and life science companies. Ms. Yanez’ experience includes a broad range of responsibilities in a highly complex and regulated market. She also brings deep corporate governance experience through her work with corporate boards, including audit and finance committees and is qualified to serve on audit committees as a financial expert. Since May 2022, Ms.

Yanez has served as the Corporate Controller/Director at Mira Pharmaceuticals and Telomir Pharmaceuticals, both privately held biotech companies, where she is responsible for all aspects of the Controller’s function, including accounting, budgeting, investor relations and financial reporting. From May 2002 to April 2022, Ms. Yanez held various positions, including the Director of Financial Reporting, of BioDelivery Sciences International, Inc., (Nasdaq: BDSI). In her role, she led financial offerings, managed due diligence for product acquisitions and financings and managed finance documents and filings for the tender offer, leading to the acquisition of BDSI in April 2022 for over $600M. Ms. Yanez is a member of the Institute of Management Accountants and a member of the SEC Professionals Group. Ms. Yanez received her MBA from Rutgers School of Business, Cum Laude.
The Company believes Ms. Yanez is qualified to serve on the Company’s Board and as a qualified financial expert on the Company’s Audit Committee due to her many years of experience in public-company accounting and SEC financial reporting, working with auditors and internal financial personnel.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being filed with this Current Report on Form
8-K:

Exhibit No.	Description

10.1	Stipulation and Agreement of Compromise, Settlement, and Release, dated September 9, 2022

10.2	License Agreement by and between the Company and Mayne, dated December 13, 2022

10.3	Employment Agreement by and between the Company and Francis E. O’Donnell, dated December 13, 2022

10.4	Employment Agreement by and between the Company and James A. McNulty, dated December 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2022	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Francis E. O’Donnell
	Name:	Francis E. O’Donnell, Jr.
	Title:	Executive Chairman and Chief Executive Officer